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                                                                    EXHIBIT 23.1



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Incentive Plan, as amended, of Health Care REIT, Inc. with respect to the consolidated financial statements and schedules of Health Care REIT, Inc., of our report dated January 12, 2001, included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Toledo, Ohio
November 14, 2001
                                                           /S/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP